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                                                                     EXHIBIT 4.8

           ---------------------------------------------------------

                        NEWPORT NEWS SHIPBUILDING INC.,

                NEWPORT NEWS SHIPBUILDING AND DRY DOCK COMPANY,

                        NNS DELAWARE MANAGEMENT COMPANY

                                      and

                       THE BANK OF NEW YORK, as Trustee

                                  ----------

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of December 11, 1996

                                      to

                                   INDENTURE

                        Dated as of November 26, 1996

                                     AMONG

                   NEWPORT NEWS SHIPBUILDING INC., as Issuer

          NEWPORT NEWS SHIPBUILDING AND DRY DOCK COMPANY, as Guarantor

                                      and

                       THE BANK OF NEW YORK, as Trustee

                                  ----------

                                 $200,000,000

                   9-1/4% Senior Subordinated Notes Due 2006

           ---------------------------------------------------------
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                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

                                   ARTICLE I

                             ADDITIONAL GUARANTOR

Section 1.01  Additional Guarantor............................................ 1


                            ARTICLE II

                     MISCELLANEOUS PROVISIONS

Section 2.01  Terms Defined................................................... 2
Section 2.02  Indenture....................................................... 2
Section 2.03  Governing Law................................................... 2
Section 2.04  Successors...................................................... 2
Section 2.05  Multiple Counterparts........................................... 2
Section 2.06  Effectiveness................................................... 2
Section 2.07  Trustee Disclaimer.............................................. 2

Signatures...................................................................  4

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     THIS FIRST SUPPLEMENTAL INDENTURE dated as of December 11, 1996 ("First
Supplemental Indenture") among NEWPORT NEWS SHIPBUILDING INC., a Delaware corporation (the "Company"), NEWPORT NEWS SHIPBUILDING AND DRY DOCK COMPANY, a Virginia corporation ("Newport News"), NNS DELAWARE MANAGEMENT COMPANY, a Delaware corporation ("NNS"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

     WHEREAS, the Company and Newport News heretofore executed and delivered to the Trustee an Indenture dated as of November 26, 1996 (the "Indenture") in respect of $200,000,000 aggregate principal amount of the Company's 9-1/4% Senior Subordinated Notes Due 2006; and

     WHEREAS, there have been issued and are now outstanding under the Indenture Securities in the aggregate principal amount of $200,000,000; and

     WHEREAS, NNS was formed on December 3, 1996 and has become a Material Subsidiary of the Company; and

     WHEREAS, NNS desires by this First Supplemental Indenture, pursuant to
Section 10.01 of the Indenture, to expressly become a party to the Indenture and become subject to the provisions of the Indenture as a Guarantor as required by
Section 11.07 of the Indenture; and

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of NNS; and

     WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery hereof have been in all respects duly authorized by the parties hereto.

     NOW, THEREFORE, in consideration of the above premises, each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                             ADDITIONAL GUARANTOR

     Section 1.01. Additional Guarantor. NNS hereby expressly and unconditionally agrees to be bound by and subject
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to all the provisions of the Indenture as a Guarantor and to execute and deliver a Guarantee of the Securities substantially in the form set forth in Exhibit A to the Indenture, as required by Sections 11.06 and 11.07 of the Indenture. For all purposes of the Indenture, NNS shall be deemed a party to the Indenture by virtue of its execution of this First Supplemental Indenture and the defined term the "Guarantor" contained in Section 1.01 of the Indenture shall be deemed to expressly include NNS.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

     Section 2.01 Terms Defined. Form all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

     Section 2.02 Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

     Section 2.03 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 2.04 Successors. All agreements of NNS in this First Supplemental Indenture and its Guarantee shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

     Section 2.05 Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

     Section 2.06. Effectiveness. The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery by the parties hereto pursuant to Section 10.01 of the Indenture.

     Section 2.07 Trustee Disclaimer. The Trustee shall not be responsible for any recital herein, all of which are
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made solely by the Company, Newport News and NNS, or the validity of the execution by the Company, Newport News and NNS of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

                           [Signature Pages Follow]
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                                  SIGNATURES


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

                                       NEWPORT NEWS SHIPBUILDING INC.

                                       By: /s/ D. R. Wyatt
                                           ------------------------------
                                           Name:  D. R. Wyatt
                                           Title: Treasurer

                                       NEWPORT NEWS SHIPBUILDING AND
                                         DRY DOCK COMPANY

                                       By: /s/ D. R. Wyatt
                                           ------------------------------
                                           Name:  D. R. Wyatt
                                           Title: Treasurer

                                       NNS DELAWARE MANAGEMENT COMPANY

                                       By: /s/ D. R. Wyatt
                                           ------------------------------
                                           Name:  D. R. Wyatt
                                           Title: Vice President

                                       THE BANK OF NEW YORK, as Trustee

                                       By: /s/ Byron Merino
                                           -------------------------------
                                           Name: Byron Merino
                                           Title: Assistant Treasurer